The unaudited reclassified financial information and recast non-GAAP information below is provided to reflect the changes in the Owens & Minor, Inc.'s (our or the Company) reporting effective during the first quarter of 2023. The Company will begin to report comparative results under this new presentation effective with the filing of its earnings release and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

Owens & Minor, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands)
Reclassified statements of operations data on a quarterly and full year basis for the year ended December 31, 2022 is presented in the table below:

	Year Ended December 31, 2022
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net revenue	$2,406,952	$2,500,015	$2,497,401	$2,551,107	$9,955,475
Cost of goods sold	2,033,504	1,967,510	1,984,122	2,143,987	8,129,124
Gross margin	373,448	532,505	513,279	407,120	1,826,351
Distribution, selling and administrative expenses	269,471	421,925	430,957	432,468	1,554,821
Acquisition-related charges and intangible amortization	42,135	37,276	21,217	26,344	126,972
Exit and realignment charges	1,682	1,214	1,983	2,018	6,897
Other operating income, net	(899)	(2,995)	(1,125)	(231)	(5,252)
Operating income (loss)	61,059	75,085	60,247	(53,479)	142,913
Interest expense, net	12,019	35,839	39,869	41,164	128,891
Other expense, net	783	783	783	783	3,131
Income (loss) before income taxes	48,257	38,463	19,595	(95,426)	10,891
Income tax provision (benefit)	8,978	9,859	7,098	(37,435)	(11,498)
Net income (loss)	$39,279	$28,604	$12,497	$(57,991)	$22,389

Net income (loss) per common share:
Basic	$0.53	$0.38	$0.17	$(0.77)	$0.30
Diluted	$0.52	$0.37	$0.16	$(0.77)	$0.29
Amounts may not sum due to rounding.

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited)
(dollars in thousands, except per share data)
The following table provides a reconciliation of reported operating income, net income (loss) and net income (loss) per share to non-GAAP measures used by management.

	Year Ended December 31, 2022
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Operating income (loss), as reported (GAAP)	$61,059	$75,085	$60,247	$(53,479)	$142,913
Acquisition-related charges and intangible amortization (1)	42,135	37,276	21,217	26,344	126,972
Exit and realignment charges (3)	1,682	1,214	1,983	2,018	6,897
Inventory valuation adjustment (4)	—	—	—	92,275	92,275
Operating income, adjusted (non-GAAP) (Adjusted Operating Income)	$104,876	$113,575	$83,447	$67,159	$369,057

Net income (loss), as reported (GAAP)	$39,279	$28,604	$12,497	$(57,991)	$22,389
Pre-tax adjustments:
Acquisition-related charges and intangible amortization (1)	42,135	37,276	21,217	26,344	126,972
Exit and realignment charges (3)	1,682	1,214	1,983	2,018	6,897
Inventory valuation adjustment (4)	—	—	—	92,275	92,275
Other (7)	525	525	525	525	2,099
Income tax benefit on pre-tax adjustments (8)	(10,869)	(9,358)	(4,776)	(30,974)	(55,975)
Tax adjustments (9)	—	—	—	(10,492)	(10,492)
Net income, adjusted (non-GAAP) (Adjusted Net Income)	$72,752	$58,261	$31,446	$21,705	$184,165

Net income (loss) per common share, as reported (GAAP)	$0.52	$0.37	$0.16	$(0.77)	$0.29
After-tax adjustments:
Acquisition-related charges and intangible amortization (1)	0.41	0.37	0.22	0.26	1.27
Exit and realignment charges (3)	0.02	0.01	0.02	0.02	0.07
Inventory valuation adjustment (4)	—	—	—	0.90	0.91
Other (7)	0.01	0.01	0.01	0.01	0.02
Tax adjustments (9)	—	—	—	(0.14)	(0.14)
Net income per common share, adjusted (non-GAAP) (Adjusted EPS)	$0.96	$0.76	$0.41	$0.28	$2.42
Amounts may not sum due to rounding.

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited), continued
(dollars in thousands)

The following table provides reconciliations of net income (loss) to a non-GAAP measure used by management.

	Year Ended December 31, 2022
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income (loss), as reported (GAAP)	$39,279	$28,604	$12,497	$(57,991)	$22,389
Income tax provision (benefit)	8,978	9,859	7,098	(37,435)	(11,498)
Interest expense, net	12,019	35,839	39,869	41,164	128,891
Acquisition-related charges and intangible amortization (1)	42,135	37,276	21,217	26,344	126,972
Other depreciation and amortization (2)	13,856	42,273	43,849	49,841	149,820
Exit and realignment charges (3)	1,682	1,214	1,983	2,018	6,897
Inventory valuation adjustment (4)	—	—	—	92,275	92,275
Stock compensation (5)	4,596	5,624	5,374	4,907	20,501
LIFO (credits) and charges (6)	(509)	2,136	(4,957)	8,725	5,396
Other (7)	525	525	525	525	2,099
Adjusted EBITDA (non-GAAP)	$122,561	$163,350	$127,455	$130,373	$543,742
Amounts may not sum due to rounding.

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited), continued

The following items have been excluded in our non-GAAP financial measures:
(1)  Acquisition-related charges and intangible amortization includes acquisition-related charges primarily related to the Apria acquisition and amortization of intangible assets established during acquisition method of accounting for business combinations. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results.
(2) Other depreciation and amortization relates to property and equipment and capitalized computer software.
(3) Exit and realignment charges consisted of severance and other charges associated with the reorganization of our segments and an increase in reserves associated with certain retained assets of Fusion5.
(4) Relates to an inventory valuation adjustment in our Products & Healthcare Services segment, primarily associated with personal protective equipment inventory built up and a subsequent decline in demand as a result of the COVID-19 pandemic.
(5) Stock compensation includes share-based compensation expense related to our share-based compensation plans, excluding such amounts captured within exit and realignment charges or acquisition-related charges.
(6) LIFO (credits) and charges includes non-cash adjustments to merchandise inventories valued at the lower of cost or market, with the approximate cost determined by the last-in, first-out (LIFO) method for distribution inventories in the United States (U.S.) within our Products & Healthcare Services segment.
(7) Other includes interest costs and net actuarial losses related to our frozen noncontributory, unfunded retirement plan for certain retirees in the U.S.
(8) These charges have been tax effected by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.
(9) Tax adjustments includes a change in our foreign repatriation plans related to the permanent reinvestment of earnings associated with a subsidiary in Thailand.

Use of Non-GAAP Measures

This release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP").  In general, the Company's non-GAAP measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred without predictable trends.  Management uses non-GAAP financial measures internally to evaluate the Company's performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company's performance to that of its competitors.  However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.
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